UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2008

EnterConnect Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145487	20-8002991
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Century Center Court
Suite 650
San Jose, California 95112-4537
(Address of principal executive office, including zip code)

(408) 441-9500
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2008, the Registrant filed the original of this Current Report indicating that it had entered into a Waiver and Amendment Agreement with its majority note holder, Highbridge International LLC (“Highbridge”), with respect to the senior secured convertible notes issued by the Registrant on December 20, 2007 in the original aggregate principal amount of $4,823,000.  The report had indicated the note holders have waived until August 16, 2008, any event of default arising under the Notes or any other Transaction Document and amended the number of shares the Company would initially register on behalf of the note holders to 2,369,176 shares.

At the time the original Current Report was filed, Highbridge had not executed the agreement and the Current Report was incorrect.

On June 19, 2008 Highbridge and the Registrant executed the Waiver and Amendment Agreement in the form as disclosed in the original Current Report.  Pursuant to this agreement, the note holders have waived until August 16, 2008, any event of default arising under the Notes or any other Transaction Document (as defined in the Notes) as a result of the Registrant’s failure as of April 18, 2008 to obtain effectiveness of the registration statement filed on behalf of the note holders. This waiver is designed to provide a reasonable period of time for the Registrant to obtain effectiveness of the registration statement.  Additionally, the Registrant and the note holder agreed to amend the number of shares the Registrant would initially register on behalf of the note holders to 2,369,176 shares consisting solely of shares underlying the warrants.  Although the Registrant did not obtain the unanimous consent of the note holders, pursuant to the original securities purchase agreement between the Registrant and the note holders, the consent of a majority of the note holders is binding upon all note holders.

In the event the Registrant is unable to have the registration statement, filed on behalf of the note holders, declared effective on or prior to August 16, 2008, the Registrant will be in default under the Notes and the note holders will be entitled to, among other things, accelerate the maturity of the outstanding balance of the Notes and additional interest and penalties.

A copy of the waiver agreement with the note holders are attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the waiver agreement is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver dated June 19, 2008 between EnterConnect Inc. and Highbridge International LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2008	By:	/s/ Sam Jankovich
Chief Executive Officer

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